Exhibit 11
----------

                INTERGRAPH CORPORATION AND SUBSIDIARIES
                    COMPUTATIONS OF LOSS PER SHARE

-----------------------------------------------------------------------------
Quarter Ended September 30,                          1996         1995
-----------------------------------------------------------------------------
(In thousands except per share amounts)


NET LOSS                                          $(13,930)    $( 8,049)

PRIMARY

Weighted average common shares outstanding          47,243       46,146

Net common shares issuable on exercise of certain
  stock options (1)                                    ---          ---
                                                  ---------    ---------

Average common and equivalent common
  shares outstanding                                47,243       46,146
                                                  =========    =========

Net loss per share                                $(   .29)    $(   .17)
                                                  =========    =========

FULLY DILUTED (2)

Weighted average common shares outstanding          47,243       46,146

Net common shares issuable on exercise of certain
  stock options (1)                                    ---          ---
                                                  ---------    ---------

Average common and equivalent common
  shares outstanding                                47,243       46,146
                                                  =========    =========

Net loss per share                                $(   .29)    $(   .17)
                                                  =========    =========



(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


Exhibit 11
----------

                 INTERGRAPH CORPORATION AND SUBSIDIARIES
                     COMPUTATIONS OF LOSS PER SHARE

------------------------------------------------------------------------------
Nine Months Ended September 30,                       1996         1995
------------------------------------------------------------------------------
(In thousands except per share amounts)


NET LOSS                                           $(35,500)    $(52,479)

PRIMARY

Weighted average common shares outstanding           47,046       45,894

Net common shares issuable on exercise of certain
  stock options (1)                                     ---          ---
                                                   ---------    ---------
Average common and equivalent common
  shares outstanding                                 47,046       45,894
                                                   =========    =========

Net loss per share                                 $(   .75)    $(  1.14)
                                                   =========    =========

FULLY DILUTED (2)

Weighted average common shares outstanding           47,046       45,894

Net common shares issuable on exercise of certain
  stock options (1)                                     ---          ---
                                                   ---------    ---------
Average common and equivalent common
  shares outstanding                                 47,046       45,894
                                                   =========    =========

Net loss per share                                 $(   .75)    $(  1.14)
                                                   =========    =========



(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.